EXHIBIT 99.1

1606 Corp. Updates Shareholders on Name Change Filing

SEATTLE, WA, September 6, 2023 /PRNewswire/ – 1606 Corp. (OTC Pink: CBDW) (the “Company” or “CBDW”) is excited to announce its board and shareholders have approved a name change to “CBDW AI,” which it believes aligns more closely with the Company’s new strategic vision. CBDW is effectively launching a new business model with the scheduled deployment of “CBDW AI,” a new technology brand by 1606 Corp., which allows the Company to strategically pivot in a direction that management feels is best for our shareholders long term by providing more meaningful revenue channels in the CBD space.

CBDW is taking this significant step to identify itself as a technology company in order to better reflect this new and evolving business strategy. While CBDW will continue to operate within the CBD sector as mentioned, and the name change approval is a symbol of this deliberate shift. Management, with a combined 95+ years of experience in the technology space, is excited to move CBDW towards a more exclusive focus on enterprise technology, with a dedicated emphasis on artificial intelligence (AI) solutions. In recognition of the customer experience challenges within the CBD industry, CBDW is leveraging the potency of its new enterprise AI technology to address and resolve these issues effectively.

CBDW is thrilled to further announce the launch of a brand-new website, ushering in a dynamic online presence that mirrors the Company’s cutting-edge approach to enterprise-level AI technology. This sleek and user-friendly platform will serve as a hub for industry professionals and enthusiasts, providing valuable insights, resources, and updates on CBDW’s latest innovations in AI solutions for the CBD sector. With a focus on enhancing user experience and accessibility, the new website reinforces CBDW’s commitment to staying at the forefront of technology and fostering meaningful connections within the industry.

About CBDW - Bridging Today and Tomorrow with Innovative Technology

At 1606 Corp., we are not just a CBD company; we are a dynamic think tank with innovative technology solutions that are aimed at solving the top online customer service problems in the CBD industry. Established as an acquisition-based company, CBDW has developed a vision to redefine the CBD industry through both acquisitions and technology development. 1606 Corp. stands at the intersection of cutting-edge technology and visionary collaborations to help you, the CBD consumer. Our mission is clear - to revolutionize the CBD industry by seamlessly integrating technology into the core operations of all CBD companies in the United States. We strive to empower businesses, both large and small, with enterprise solutions that drive efficiency, foster online sales growth, and open doors to unprecedented education and usage by CBD customers.

Industry Information

Rates of cannabidiol (CBD) usage in the United States are projected to surge in 2023, according to Stirling CBD. With recent studies suggesting as high as a 10% year-over-year (YoY) increase in usage, Stirling CBD predicts that 2023 will be a pivotal year for the industry as the widespread adoption of CBD-infused products is set to take place across the health and wellness, beauty, and food and beverage industries. The Global CBD industry is projected to hit $20 billion in sales by 2024 according to Business News Daily.

Data from 2022 provides insight into the widespread nature of CBD-infused products. The Center for Advancing Health (CFAH) reported that 26% of Americans used CBD in 2022, and according to ClevelandClinic.org, 42% of people who take CBD use it for sleep-related reasons. It is also often marketed toward individuals struggling with anxiety, depression, quitting smoking, fitness recovery, and post-traumatic stress disorder (PTSD).

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Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief, or current expectations of 1606 Corp (the “Company”), its directors, or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the Company’s control and which could, and likely will materially affect actual results, levels of activity, performance, or achievements. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company’s expectations include but are not limited to, those factors that are disclosed under the heading “Risk Factors” and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities.

Contact Information:

1606 Corp.

Austen Lambrecht

VP of Operations

austen@1606corp.com

www.cbdw.ai

SOURCE: 1606 Corp.

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